AGREEMENT AND PLAN OF MERGER

                                       by

                                       and

                                      among

                                   HUBCO, INC.

                                       and

                           FS ACQUISITION CORPORATION

                                       and

                   FIDUCIARY INVESTMENT COMPANY OF NEW JERSEY





                           Dated as of August 27, 1997

                                TABLE OF CONTENTS


THE MERGER...................................................................2
   1.1 The Merger............................................................2
   1.2 Effect of the Merger..................................................2
   1.3 Certificate of Incorporation..........................................2
   1.4 By-laws...............................................................2
   1.5 Directors and Officers................................................2
   1.6 Merger of Surviving Corporation Into HUBCO............................2
   1.7 Effective Time and Closing............................................3


CONVERSION OF FIC SHARES.....................................................3
   2.1 Conversion of FIC Common Stock........................................3
   2.2 Conversion Procedures.................................................4
   2.3 Stock Transfer Books..................................................5
   2.4 No Right to Dissent...................................................6


REPRESENTATIONS AND WARRANTIES OF FIC........................................6
   3.1 Corporate Organization................................................6
   3.2 Capitalization........................................................6
   3.3 Authority; No Violation...............................................7
   3.4 Financial Statements..................................................8
   3.5 Broker's and Other Fees...............................................8
   3.6 Absence of Certain Changes or Events..................................9
   3.7 Legal Proceedings.....................................................9
   3.8 Taxes and Tax Returns.................................................9
   3.9 Employee Benefit Plans...............................................10
   3.10 Reports.............................................................10
   3.11 FIC and SNB Information.............................................11
   3.12 Compliance with Applicable Law......................................11
   3.13 Certain Contracts...................................................11
   3.14 Properties and Insurance............................................12
   3.15 Minute Books........................................................12
   3.16 Environmental Matters...............................................12
   3.17 Loans...............................................................13
   3.18 No Parachute Payments...............................................13
   3.19 Agreements with Bank Regulators.....................................13
   3.20 SNB Representations.................................................14
   3.21 Disclosure..........................................................14


REPRESENTATIONS AND WARRANTIES OF HUBCO.....................................14
   4.1 Corporate Organization...............................................14
   4.2 Authority; No Violation..............................................14
   4.3 Broker's and Other Fees..............................................15
   4.4 HUBCO, Newco and Bank Information....................................15
   4.5 Sufficiency of Funds.................................................16
   4.6 Legal Proceedings....................................................16
   4.7 Bank Representations.................................................16
   4.8 Disclosure...........................................................16


COVENANTS OF THE PARTIES....................................................16
   5.1 Conduct of the Business of FIC.......................................16
   5.2 Negative Covenants...................................................16
   5.3 No Solicitation......................................................17
   5.4 Current Information..................................................17
   5.5 Access to Properties and Records; Confidentiality....................18
   5.6 Regulatory Matters...................................................19
   5.7 Approval of Stockholders; Stockholder Approval Requirements..........20
   5.8 Further Assurances...................................................20
   5.9 Public Announcements.................................................21
   5.10 Failure to Fulfill Conditions.......................................21
   5.11 Disclosure Supplements..............................................21
   5.12 Transaction Expenses of FIC and HUBCO...............................21
   5.13 Indemnification.....................................................22


CLOSING CONDITIONS..........................................................24
   6.1 Conditions to Each Party's Obligations Under this Agreement..........24
   6.2 Conditions to the Obligations of HUBCO Under this Agreement..........25
   6.3 Conditions to the Obligations of FIC Under this Agreement............25


TERMINATION, AMENDMENT AND WAIVER...........................................26
   7.1 Termination..........................................................26
   7.2 Effect of Termination................................................27
   7.3 Amendment............................................................27
   7.4 Extension; Waiver....................................................27


MISCELLANEOUS...............................................................28
   8.1 Expenses.............................................................28
   8.2 Survival.............................................................28
   8.3 Notices..............................................................28
   8.4 Parties in Interest; Assignability...................................29
   8.5 Entire Agreement.....................................................29
   8.6 Counterparts.........................................................29
   8.7 Governing Law........................................................30
   8.8 Descriptive Headings.................................................30

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of August 27, 1997 (this "Agreement"), is among HUBCO, Inc. ("HUBCO"), a New Jersey corporation and registered bank holding company, FS Acquisition Corporation, a New Jersey corporation and wholly-owned subsidiary of HUBCO ("Newco"), and Fiduciary Investment Company of New Jersey, a New Jersey corporation and registered bank holding company ("FIC").

         WHEREAS, the respective Boards of Directors of HUBCO, Newco and FIC have each determined that it is in the best interests of HUBCO and FIC and their respective shareholders for HUBCO to acquire FIC by (i) merging Newco with and into FIC with FIC surviving as a wholly-owned subsidiary of HUBCO, and FIC shareholders receiving the consideration hereinafter set forth, and (ii) immediately thereafter merging FIC into HUBCO with HUBCO as the surviving corporation (the merger of Newco into FIC and FIC into HUBCO being collectively referred to as the "FIC Merger") and (iii) simultaneously with the FIC Merger, merging Security National Bank & Trust Company of New Jersey, a nationally chartered banking institution and approximately 79% owned subsidiary of FIC ("SNB") with and into Hudson United Bank, a New Jersey chartered banking institution and wholly owned subsidiary of HUBCO (the "Bank") with the Bank surviving; and

         WHEREAS, in order to have the Bank merge with SNB, the Bank and SNB have entered into a separate Agreement and Plan of Merger, dated the date hereof (the "Bank Merger Agreement"), providing for the merger of SNB into the Bank (the "Bank Merger"); and

         WHEREAS, the Bank Merger and the FIC Merger, are contingent upon each other; and

         WHEREAS, the Boards of Directors of SNB and the Bank have approved the Bank Merger Agreement; and

         WHEREAS, the Boards of Directors of FIC, HUBCO and Newco have duly adopted and approved this Agreement and the Board of Directors of FIC has directed that it be submitted to FIC's shareholders for approval; and

         WHEREAS, as a condition for HUBCO to enter into the agreements to acquire FIC and SNB, HUBCO has required that it receive an option on certain authorized but unissued shares of SNB Common Stock (as hereinafter defined) and, simultaneously with the execution of this Agreement, SNB is issuing an option to HUBCO to purchase 30,318 shares of the authorized and unissued SNB Common Stock at an option price of $23.00 per share, subject to adjustment and subject to the terms and conditions set forth in the agreement governing such option;

         NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

         THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), Newco shall be merged with and into FIC (the "Merger") in accordance with the New Jersey Business Corporation Act (the "NJBCA") and FIC shall be the surviving corporation (the "Surviving Corporation").

         1.2 Effect of the Merger. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of Newco and FIC and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of Newco and FIC shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Newco and FIC and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of Newco and FIC in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document and any pending action or other judicial proceeding to which either of Newco or FIC is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of Newco or FIC if the Merger had not occurred.

         1.3 Certificate of Incorporation. As of the Effective Time, the certificate of incorporation of Newco as it exists at the Effective Time shall be the certificate of incorporation of the Surviving Corporation and shall not be amended by this Agreement or the Merger.

         1.4 By-laws. As of the Effective Time, the By-laws of Newco shall be the By-laws of the Surviving Corporation until otherwise amended as provided by law.

         1.5 Directors and Officers. As of the Effective Time, the directors and officers of Newco shall become the directors and officers of the Surviving Corporation.

         1.6 Merger of Surviving Corporation Into HUBCO. Immediately after the Effective Time, the Surviving Corporation shall be merged with and into HUBCO, with HUBCO as the surviving corporation, pursuant to and in accordance with the NJBCA.

         1.7 Effective Time and Closing. The Merger shall become effective and be consummated upon the filing of a Certificate of Merger, in form and substance satisfactory to HUBCO and FIC, with the Secretary of State of the State of New Jersey (the "New Jersey Certificate of Merger"). The term "Effective Time" shall mean the date and time when the New Jersey Certificate of Merger has been so filed. A closing (the "Closing") shall take place prior to the Effective Time at 10:00 a.m., 10 days (or the first business day thereafter) following the receipt of all necessary regulatory, governmental and shareholder approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof, including conditions to the Bank Merger as specified in the Bank Merger Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) (the "Closing Date"), at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey, or at such other place, time or date as HUBCO and FIC may mutually agree upon. The Closing shall be at the same time and place as the closing for the Bank Merger. Immediately following the Closing, the New Jersey Certificate of Merger shall be filed with the New Jersey Secretary of State.

         CONVERSION OF FIC SHARES

         2.1 Conversion of FIC Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

                  (a) Canceled Shares. Each share of common stock, no par value per share, including but not limited to Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock and Class F Common Stock, of FIC (collectively, the "FIC Common Stock"), which is held by FIC as a treasury share, and any shares of FIC Common Stock owned by HUBCO or any other direct or indirect subsidiary of HUBCO, shall be canceled and retired, and no payment shall be made with respect thereto.

                  (b) Shares to be Exchanged; FIC Exchange Price. Subject to the provisions of this Article II, each share of FIC Common Stock issued and outstanding immediately prior to the Effective Time (excluding only shares of FIC Common Stock, if any, held in treasury at such date) shall be converted at the Effective Time into the right to receive per share in cash an amount (the "FIC Exchange Price") determined by multiplying the SNB Share Price (i.e., $34.00) by the Number of FIC-Owned SNB Shares, then adding to that product the Net Tangible Assets of FIC, and then dividing the resulting number by the number of shares of FIC Common Stock issued and outstanding on the Closing Date (excluding only any FIC treasury Common Stock existing at such date). Capitalized terms used in the calculation set forth above have the following meanings: "SNB Share Price" means the "Exchange Price," as such term is used in the Bank Merger Agreement (i.e., $34.00). The "Number of FIC-Owned SNB Shares" means the number of shares of SNB common stock, par value $5.00 per share ("SNB Common Stock") owned by FIC as of the Closing Date (including for these purposes any shares of SNB Common Stock which at or before the Closing FIC buys back from directors of SNB pursuant to existing agreements with such directors). The "Net Tangible Assets of FIC" means the number, whether positive or negative, determined by subtracting the "Liabilities" of FIC as of the Closing Date from the "Other Tangible Assets" of FIC as of the Closing Date. The "Liabilities" of FIC means all liabilities of FIC for borrowed money, accrued interest, accrued expenses, accrued taxes and any other items which would be accrued as liabilities for financial statement purposes. The "Other Tangible Assets" of FIC means all assets of FIC, excluding the shares of SNB Common Stock, any goodwill or other assets related to SNB Common Stock and other goodwill. The value of the Liabilities and the Other Tangible Assets of FIC shall be calculated in accordance with generally accepted accounting principles ("GAAP") consistently applied and including all normal recurring adjustments. Liabilities shall include accruals for all attorneys fees, accounting fees, investment banking fees, salaries, employee expenses, taxes and other expenses incurred or to be incurred by FIC through the Effective Time, regardless of whether any professional rendering services to or on behalf of FIC shall have submitted a bill.

                  The amount of the FIC Exchange Price shall be determined by mutual agreement of HUBCO and FIC, but if HUBCO and FIC cannot so agree within five (5) business days prior to a scheduled Closing Date, HUBCO and FIC shall engage Arthur Andersen & Co., LLP to determine the amount of the FIC Exchange Price. In such event, Arthur Andersen & Co., LLP shall be directed to determine the amount of the FIC Exchange Price on a basis consistent with this Section 2.1(b) and to complete its calculation prior to the scheduled Closing Date. HUBCO and FIC each shall pay 50% of the fees of Arthur Andersen & Co., LLP in determining the amount of the FIC Exchange Price. HUBCO and FIC each hereby agrees that Arthur Andersen & Co., LLP's determination as to the FIC Exchange Price shall be binding and non-appealable.

         2.2      Conversion Procedures.

                  (a) Exchange Agent. As of the Effective Time, HUBCO shall deposit, or shall cause to be deposited, with a bank or trust company designated by HUBCO, which may be Hudson United Bank, Trust Department (the "Exchange Agent"), for the benefit of the holders of shares of FIC Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, cash sufficient to provide all of the consideration required to be exchanged by HUBCO pursuant to the provisions of this Article II (the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver cash out of the Exchange Fund in accordance with Section 2.1. Except as contemplated by
Section 2.2 (d) hereof, the Exchange Fund shall not be used for any other purpose.

                  (b) Procedures. Promptly after the Closing Date, HUBCO will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of FIC Common Stock (the "Certificates"), (i) a letter of transmittal (which is reasonably agreed to by HUBCO and FIC and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as HUBCO may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the FIC Exchange Price hereunder. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the FIC Exchange Price and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of FIC Common Stock which is not registered in the transfer records of FIC, the Merger Consideration may be paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of FIC Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen, or destroyed certificate the FIC Exchange Price. Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the FIC Exchange Price, without interest.

                  (c) No Further Rights in FIC Common Stock. The FIC Exchange Price paid upon conversion of the shares of FIC Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of FIC Common Stock.

                  (d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of FIC Common Stock for two years after the Effective Time shall be delivered to HUBCO, upon demand, and any holders of FIC Common Stock who have not theretofore complied with this Article II shall thereafter look only to HUBCO for the Merger Consideration to which they are entitled.

                  (e) No Liability. Neither HUBCO nor the Bank shall be liable to any holder of shares of FIC Common Stock for the FIC Exchange Price delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (f) Withholding Rights. HUBCO shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the FIC Exchange Price otherwise payable to any holder of a Certificate the minimum amounts (if any) that HUBCO is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986 as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by HUBCO, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificate in respect of which such deduction and withholding was made by HUBCO.

         2.3 Stock Transfer Books. At the Effective Time, the stock transfer books of FIC shall be closed and there shall be no further registration of transfers of shares of FIC Common Stock thereafter on the records of FIC. On or after the Effective Time, any Certificates presented to the Exchange Agent or HUBCO for any reason shall be converted into the FIC Exchange Price, but only in accordance with the provisions hereof.

         2.4 No Right to Dissent. In accordance with the provisions of the NJBCA, no shareholder of FIC shall have dissenters rights with respect to the Merger.

         REPRESENTATIONS AND WARRANTIES OF FIC

         References herein to "FIC Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by FIC to HUBCO. FIC hereby represents and warrants to HUBCO as follows:

         3.1      Corporate Organization.

                  (a) FIC is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. FIC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of FIC and the FIC Subsidiaries (as defined below), taken as a whole. FIC is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

                  (b) SNB is the only FIC Subsidiary. For purposes of this Agreement, the term "FIC Subsidiary" means any corporation, partnership, joint venture or other legal entity in which FIC, directly or indirectly, owns at least a 50% stock or other equity interest or for which FIC, directly or indirectly, acts as a general partner, provided that to the extent that any representation or warranty set forth herein covers a period of time prior to the date of this Agreement, the term "FIC Subsidiary" shall include any entity which was a FIC Subsidiary at any time during such period.

                  (c) The FIC Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and Bylaws, as in effect on the date hereof, of FIC.

         3.2 Capitalization. The authorized capital stock of FIC consists of 190,000 shares of FIC Common Stock, broken down as set forth on Exhibit A hereto. As of the date hereof, there are 94,358 shares of FIC Common stock issued and outstanding. The FIC Disclosure Schedule lists the name and address of each holder of FIC Common Stock, the number of shares of each class owned by such shareholder and nationality of such holder. Except as set forth on the FIC Disclosure Schedule, there are no outstanding shares of any capital stock of FIC. All issued and outstanding shares of FIC Common Stock have been duly authorized and validly issued, are fully paid, and nonassessable. FIC owns 213,897 shares of SNB Common Stock. All such shares of SNB Common Stock are owned by FIC free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. FIC has not granted and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of FIC or SNB or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares, except as set forth in the FIC Disclosure Schedule. FIC has the right to acquire from directors 1,387 shares of SNB Common Stock pursuant to agreements with SNB directors. True and complete copies of each such agreement are contained in the FIC Disclosure Schedule.

         3.3      Authority; No Violation.

                  (a) Subject to the approval of this Agreement and the transactions contemplated hereby by all applicable regulatory authorities and by the stockholders of FIC, FIC has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved unanimously by the members of the Board of Directors of FIC in accordance with its Certificate of Incorporation and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of FIC are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by FIC, and constitutes the valid and binding obligation of FIC, enforceable against FIC in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement by FIC, nor the consummation by FIC of the transactions contemplated hereby in accordance with the terms hereof, or compliance by FIC with any of the terms or provisions hereof, will (i) violate any provision of FIC's Certificate of Incorporation or By-laws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FIC, or any of its properties or assets, or (iii) except as set forth in the FIC Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, SNB interest, charge or other encumbrance upon any of the respective properties or assets of FIC under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FIC is a party, or by which it or any of its properties or assets may be bound or affected except, with respect to (ii) and
(iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of FIC and the FIC Subsidiaries, taken as a whole, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Board of Governors of the Federal Reserve System (the "FRB"), the Office of the Comptroller of the Currency (the "OCC"), the FDIC, the New Jersey Department of Banking and Insurance (the "Department"), the New Jersey
Department of Environmental Protection and Energy (the "NJDEP"), other applicable government authorities, and the stockholders of FIC, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of FIC in connection with
(x) the execution and delivery by FIC of this Agreement and (y) the consummation by FIC of the Merger, and the consummation by FIC of the other transactions contemplated hereby, except (i) such as are listed in the FIC Disclosure Schedule. To the best of FIC's knowledge, no fact or condition exists which FIC has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

         3.4      Financial Statements.

                  (a) The FIC Disclosure Schedule sets forth copies of the unaudited balance sheet of FIC as of December 31, 1996, 1995 and 1994, and the related unaudited statements of income, changes in stockholders' equity and cash flows for the periods ended December 31, in each of the three years 1996 through 1994, and the unaudited balance sheet of FIC as of June 30, 1997 and related unaudited statement of income and changes in stockholders' equity for the period then ended (collectively, the "FIC Financial Statements"). The FIC Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial condition of FIC as of the respective dates set forth therein, and the related statements of income, changes in stockholders' equity and cash flows fairly present the results of the operations, changes in stockholders' equity and cash flows of FIC for the respective periods set forth therein, except (with respect to the interim period financial statements only) for the absence of footnotes and other presentation items and subject to normal year-end adjustments.

                  (b) The books and records of FIC are being maintained in material compliance with applicable legal and accounting requirements.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the FIC Financial Statements (including the notes thereto), as of June 30, 1997, FIC does not have any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of FIC, which were required by GAAP (consistently applied) to be disclosed in FIC's consolidated statement of condition as of June 30, 1997 or the notes thereto. Since June 30, 1997, FIC has not incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice, except as related to the transactions contemplated by this Agreement.

         3.5 Broker's and Other Fees. Neither FIC nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. SNB has hired Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") to provide a fairness opinion for the Bank Merger. There are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by FIC.

         3.6      Absence of Certain Changes or Events.

                  (a) Except as disclosed in the FIC Disclosure Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of FIC since June 30, 1997, and to the best of FIC's knowledge, no fact or condition exists which FIC believes will cause such a material adverse change in the future.

                  (b) Except as set forth in the FIC Disclosure Schedule, FIC has not taken or permitted any of the actions set forth in Section 5.2 hereof between June 30, 1997 and the date hereof and, except for execution of this Agreement and the other documents contemplated hereby (and the agreement between Sheshunoff and SNB), FIC has conducted its business only in the ordinary course, consistent with past practice.

         3.7 Legal Proceedings. Except as disclosed in the FIC Disclosure Schedule, FIC is not a party to any, and there are no pending or, to the best of FIC's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against FIC. Except as disclosed in the FIC Disclosure Schedule, FIC is not a party to any order, judgment or decree entered in any lawsuit or proceeding.

         3.8      Taxes and Tax Returns.

                  (a) FIC has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it on or before the Effective Time in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to HUBCO in writing) or against which reserves have been established. FIC has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of FIC through such date. None of the federal or state income tax returns of FIC have been examined by the Internal Revenue Service (the "IRS") or the New Jersey Division of Taxation within the past six years. To the best knowledge of FIC, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon FIC, nor has FIC given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                  (b) Except as disclosed in the FIC  Disclosure  Schedule,  FIC
(i) has not requested any extension of time within which to file any Return, which Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by FIC (nor does FIC have any knowledge that the IRS has proposed any such adjustment or change of accounting method), and (iv) has not filed a consent pursuant to Section 341(f) of the Code nor agreed to have Section 341(f)(2) of the Code apply.

         3.9      Employee Benefit Plans.

                  (a) FIC does not maintain or contribute to any "employee pension benefit plan" (the "FIC Pension Plans") within the meaning of Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" (the "FIC Welfare Plans") within the meaning of
Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement, director retirement program or other similar plan, program or arrangement. FIC has not contributed to any "Multiemployer Plan," as such term is defined in Section 3(37) of ERISA.

                  (b) Except as set forth on the FIC Disclosure Schedule, FIC has no deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of FIC or any FIC Subsidiary or any predecessor of any thereof. The FIC Disclosure Schedule sets forth (i) true and complete copies of the agreements, understandings or obligations with respect to each such current or former director, officer or employee, and (ii) the most recent actuarial or other calculation of the present value of such payments or benefits.

                  (c) Except as set forth in the FIC Disclosure Schedule, FIC does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. The FIC Disclosure Schedule lists each such insurance policy and any agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy.

         3.10     Reports.

                  (a) The FIC Disclosure Schedule lists, and FIC has previously delivered to HUBCO a complete copy of, each communication mailed by FIC to its stockholders since January 1, 1994.

                  (b) Since January 1, 1994, FIC has duly filed all material forms, reports and documents which it was required to file with each agency charged with regulating any aspect of its business, in each case in form which was correct in all material respects, and, subject to permission from such regulatory authorities, FIC promptly will deliver or make available to HUBCO accurate and complete copies of such reports. The FIC Disclosure Schedule lists the dates and substance of all examinations of FIC conducted by the FRB since January 1, 1994 and the dates and substance of any responses thereto submitted by FIC.

                  (c) As of their respective dates, each such form, report, or document, and each communication with a shareholder complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information contained in any such document as of a later date shall be deemed to modify information as of an earlier date.

         3.11 FIC and SNB Information. The information relating to FIC and SNB, this Agreement, and the transactions contemplated hereby (except for information relating solely to HUBCO) to be contained in the Proxy Statement (as defined in
Section 5.6(a) hereof) to be delivered to stockholders of FIC in connection with the solicitation of their approval of the Merger, as of the date the Proxy Statement is mailed to stockholders of FIC, and up to and including the date of the meeting of stockholders to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.12 Compliance with Applicable Law. FIC holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to FIC (including, without limitation, consumer, community and fair lending laws) other than where the failure to have a license, franchise, permit or authorization or where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of FIC, and FIC has not received notice of violation of, and does not know of any violations of, any of the above.

         3.13     Certain Contracts.

                  (a) Except as disclosed in the FIC Disclosure Schedule, (i) FIC is not a party to or bound by any contract or understanding (whether written or oral) with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from FIC or SNB to any officer, employee, director or consultant thereof. The FIC Disclosure Schedule sets forth true and correct copies of all severance or employment agreements with officers, directors, employees, agents or consultants to which FIC is a party.

                  (b) Except as disclosed in the FIC Disclosure Schedule, (i) as of the date of this Agreement, FIC is not a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of FIC, (ii) no commitment, agreement or other instrument to which FIC is a party or by which it is bound limits the freedom of FIC to compete in any line of business or with any person, and (iii) FIC is not a party to any collective bargaining agreement.

                  (c) Except as disclosed in the FIC Disclosure Schedule, neither FIC nor, to the best knowledge of FIC, any other party thereto, is in default in any material respect under any lease, contract, mortgage, promissory note, deed of trust, loan or other commitment to which FIC is a party.

         3.14     Properties and Insurance.

                  (a) FIC does not own or lease any real property. FIC occupies space, to the extent required, in SNB's offices at 30 Vreeland Road, Florham Park, New Jersey. FIC has good title to all material assets and properties, whether tangible or intangible, reflected in FIC's balance sheet as of June 30, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 1997) subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, or (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith.

                  (b) The business operations and all insurable properties and assets of FIC are insured for its benefit against all risks which, in the reasonable judgment of the management of FIC, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of FIC adequate for the business engaged in by FIC. As of the date hereof, FIC has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond, and to the best of FIC's knowledge, is not in default under any such policy or bond, no coverage thereunder is being disputed, and all material claims thereunder have been filed in a timely fashion. The FIC Disclosure Schedule sets forth in summary form a list of all insurance policies of FIC.

         3.15 Minute Books. The minute books of FIC and SNB contain records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors) that are complete and accurate in all material respects.

         3.16     Environmental Matters.

                  (a) FIC has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that FIC (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters. FIC has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by FIC, as Other Real Estate Owned ("OREO") or otherwise, or owned or controlled by FIC as a trustee or fiduciary (collectively, "Properties"), in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the assets or financial condition of FIC.

                  (b) FIC has no knowledge that any of the Properties have been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of FIC.

                  (c) To the best of FIC's knowledge, FIC and any and all of their tenants or subtenants have all necessary permits and have filed all necessary registrations material to permit the operation of the Properties in the manner in which the operations are currently conducted under all applicable federal, state or local environmental laws, excepting only those permits and registrations the absence of which could reasonably be expected to not have a material adverse effect upon the operations requiring the permit or registration.

                  (d) To the knowledge of FIC, there are no underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by FIC or any FIC Subsidiary.

         3.17 Loans. Each of the loans which FIC has extended to any person is current in payment of interest and principal and will be repaid in full on or prior to the Closing. The FIC Disclosure Schedule contains a true, correct and complete copy of all documentation with respect to such loans, listing for each loan the amount, the debtor and the terms.

         3.18 No Parachute Payments. Except pursuant to the Employment Agreements, referred to in Section 5.7 of this Agreement, no officer, director, employee or agent (or former officer, director, employee or agent) of FIC or any FIC Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from FIC, a FIC Subsidiary, HUBCO or the Bank which if paid or provided would constitute an "excess parachute payment," as defined in Section 280G of the Code or regulations promulgated thereunder.

         3.19 Agreements with Bank Regulators. FIC is not a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has FIC been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in the FIC Disclosure Schedule.

         3.20.  SNB   Representations   FIC  repeats  the   representations  and
warranties made by SNB in the Bank Merger Agreement as if FIC made the representations and warranties itself on behalf of its Subsidiary and as such those representations and warranties are incorporated herein by reference.

         3.21 Disclosure. No representation or warranty contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

         REPRESENTATIONS AND WARRANTIES OF HUBCO

         References herein to the "HUBCO Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by HUBCO to FIC. HUBCO hereby represents and warrants to FIC as follows:

         4.1 Corporate Organization. HUBCO is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. HUBCO has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO or the HUBCO Subsidiaries (defined below), taken as a whole. HUBCO is registered as a bank holding company under the BHCA.

         4.2      Authority; No Violation.

                  (a) Subject to the receipt of all necessary governmental approvals, HUBCO and Newco have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of HUBCO and Newco in accordance with their respective Certificates of Incorporation and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of HUBCO and Newco are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by HUBCO and Newco and constitutes the valid and binding obligation of HUBCO and Newco, enforceable against HUBCO and Newco in accordance with its terms.

                  (b) Neither the execution or delivery of this Agreement by HUBCO and Newco, nor the consummation by HUBCO and Newco of the transactions contemplated hereby in accordance with the terms hereof, or compliance by HUBCO and Newco with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation or Bylaws of HUBCO or Newco, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HUBCO or Newco or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, SNB interest, charge or other encumbrance upon any of the respective properties or assets of HUBCO or Newco under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which HUBCO or Newco is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries, taken as a whole, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the Department, the FRB, the Secretary of State of New Jersey, or other applicable Governmental Entities, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of HUBCO in connection with (x) the execution and delivery by HUBCO and Newco of this Agreement, and (y) the consummation by HUBCO and Newco of the Merger, the Bank Merger and the other transactions contemplated hereby, except such as are listed in the HUBCO Disclosure Schedule or in the aggregate will not (if not obtained) have a material adverse effect on the business, operations, assets or financial condition of HUBCO. To the best of HUBCO's knowledge, no fact or condition exists which HUBCO has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

         4.3 Broker's and Other Fees. Neither HUBCO nor Newco nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement, except pursuant to the agreement with Roberts, Williams & Whitehall, a copy of which is contained in the HUBCO Disclosure Schedule.

         4.4 HUBCO, Newco and Bank Information. The information relating to HUBCO, Newco and the Bank to be contained in the Proxy Statement (as defined in Section 5.6 (a) hereof), as of the date of the mailing of the Proxy Statement, and up to and including the date of the meeting of stockholders of FIC to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         4.5 Sufficiency of Funds. HUBCO has, and at the Effective Time will have, sufficient funds to consummate the transactions contemplated hereby and sufficient capital to satisfy all applicable regulatory requirements.

         4.6 Legal Proceedings. HUBCO and Newco are not a party to any, and there are no pending or, to the best of HUBCO's knowledge, threatened legal, administrative or other similar proceedings which would prevent or delay the transactions contemplated hereby.

         4.7 Bank Representations . HUBCO repeats the representations and warranties made by the Bank in the Bank Merger Agreement as if HUBCO made the representations and warranties itself on behalf of the Bank as its Subsidiary and as such those representations and warranties are incorporated herein by reference.

         4.8 Disclosure. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

         COVENANTS OF THE PARTIES

         5.1 Conduct of the Business of FIC. During the period from the date of this Agreement to the Effective Time, FIC shall conduct its business only in the ordinary course and consistent with past practice, except for transactions permitted hereunder or with the prior written consent of HUBCO, which consent will not be unreasonably withheld. FIC also shall use its best efforts to (i) preserve its business organization and that of SNB, (ii) keep available to itself and SNB the present services of its employees and those of SNB, and (iii) preserve for itself and HUBCO the goodwill of its customers and those of SNB and others with whom business relationships exist.

         5.2      Negative Covenants.

                  (a) FIC agrees that from the date hereof to the Effective Time, except as otherwise expressly approved by HUBCO in writing or as permitted or required by this Agreement, it will not:

                           (i) change any  provision of its  Certificate  of
                  Incorporation or By-Laws governing documents of FIC;

                           (ii) change the number of shares of its authorized or
                  issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of FIC or SNB, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                           (iii) grant any severance or  termination  pay to, or
                  enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; award any increase in compensation or benefits to its directors, officers or employees; or incur or pay any legal fees or expenses on behalf of its officers or directors;

                           (iv) sell or  dispose  of any  assets or  voluntarily
                  incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                           (v)      make any capital expenditures;

                           (vi) agree to acquire in any manner whatsoever (other
                 than to realize upon collateral for a defaulted loan) any business or entity;

                           (vii)  make any  material  change  in its  accounting
                  methods  or   practices,   other  than  changes   required  in
                  accordance with GAAP or regulatory authorities;

                           (viii) take any action that would result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied; or

                           (ix)     agree to do any of the foregoing.

         5.3 No Solicitation. FIC shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than HUBCO, Newco and the Bank) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving FIC or SNB (an "Acquisition Transaction"). FIC will promptly communicate to HUBCO the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction.

         5.4 Current Information. During the period from the date of this Agreement to the Effective Time, each of FIC and HUBCO will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, FIC shall provide HUBCO, and HUBCO shall provide FIC, with internally prepared profit and loss statements no later than 15 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending on or after June 30, 1997, FIC will deliver to HUBCO quarterly reports.

         5.5      Access to Properties and Records; Confidentiality.

                  (a) FIC shall permit HUBCO and its representatives, and HUBCO shall permit FIC and its representatives, reasonable access to their respective properties, and shall disclose and make available to HUBCO and its representatives, or FIC and its representatives, as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which HUBCO and its representatives or FIC and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use their best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, FIC acknowledges that HUBCO may be involved in discussions concerning other potential acquisitions and HUBCO shall not be obligated to disclose such information to FIC except as such information is disclosed to HUBCO's shareholders generally.

                  (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the FIC Merger and Bank Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the FIC Merger and Bank Merger contemplated hereby, and if the FIC Merger and Bank Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the FIC Merger and Bank Merger contemplated hereby do not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed FIC Merger and Bank Merger are abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

         5.6      Regulatory Matters.

                  (a) For the purposes of holding the Stockholders Meeting (as such term is defined in Section 5.7 hereof) , the parties hereto shall cooperate in the preparation of a proxy statement satisfying all applicable requirements of applicable state and federal laws (such proxy statement in the form mailed by FIC to the FIC shareholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement") .

                  (b) HUBCO shall furnish FIC with such information concerning HUBCO and its subsidiaries as is necessary in order to cause the Proxy Statement, insofar as it relates to such corporations, to comply with Section
5.6 (a) hereof. HUBCO agrees promptly to advise FIC if at any time prior to the FIC shareholders' meeting referred to in Section 5.7 hereof, any information provided by HUBCO in the Proxy Statement becomes incorrect or incomplete in any material respect and to provide FIC with the information needed to correct such inaccuracy or omission. HUBCO shall furnish FIC with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to HUBCO and its subsidiaries, to comply with Section 5.6(a) after the mailing thereof to FIC shareholders.

                  (c) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FDIC, the FRB, the OCC, the Department and the NJDEP. The parties shall each have the right to review in advance (and shall do so promptly) all filings with, including all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

                  (d) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby with respect to the Merger.

                  (e) FIC acknowledges that HUBCO is in or may be in the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning FIC may be required to be included in the registration statements, if any, for the sale of securities of HUBCO or in SEC reports in connection with such acquisitions. FIC agrees to provide HUBCO with any information, certificates, documents or other materials about FIC as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by HUBCO prior to the Effective Time.

                  (f) The parties shall use all reasonable efforts to cause the Proxy Statement to be mailed and all regulatory applications to be filed as promptly as practicable after the date hereof.

         5.7 Approval of Stockholders; Stockholder Approval Requirements. FIC will take all steps necessary to duly call, give notice of, convene and hold a meeting of the stockholders of FIC entitled to vote (the "Stockholders Meeting") for the purpose of securing the approval of stockholders of this Agreement and for the purpose of securing approval by a vote of 75% or more, after disclosure to shareholders of all of the material facts, of the employment contracts with John J. Fedigan and Frank Zegar in the form contained in the Bank Merger Agreement, in accordance with the approval requirements of Section 280G(b)(5)(B) of the Code, including those set forth in proposed Treasury Regulation Section 1.280G-1, Q/A-7 or, any modifications or amendments thereof, and any final Treasury Regulations addressing this issue applicable to any such action or pronouncements (the "Stockholder Approval Requirements"). FIC will use its best efforts to obtain as promptly as practicable, such approvals and cooperate and consult with HUBCO with respect to each of the foregoing matters.

         5.8      Further Assurances.

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

                  (b) From the date hereof to the Effective Time, except as otherwise approved by FIC in writing or as permitted or required by this Agreement, HUBCO will not, nor will it permit the Bank to take any action that would result in any of its representations and warranties contained in Article IV of this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of HUBCO's conditions to Closing not to be satisfied.

                  (c) FIC covenants hereby that it will cause SNB to comply with the covenants and agreements of SNB contained in the Bank Merger Agreement. HUBCO also covenants that it will cause the Bank to comply with the covenants and agreements of the Bank contained in the Bank Merger Agreement.

         5.9 Public Announcements. HUBCO and FIC shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the merger transactions contemplated hereby, and HUBCO and FIC agree that unless approved mutually by them in advance, they will not issue any press release or written statement for general real circulation relating primarily to the transactions contemplated hereby, except as may be otherwise required by law or regulation in the opinion of counsel.

         5.10 Failure to Fulfill Conditions. In the event that HUBCO or FIC determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the Cut-Off Date (as hereinafter defined) and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions HUBCO may enter into with other parties, FIC and HUBCO will promptly inform the other of any facts applicable to FIC or HUBCO, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or which would otherwise prevent or materially delay completion of the Merger.
         5.11 Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI and subject to Sections 6.2(a) and 6.3(a), no supplement or amendment to the parties' respective Disclosure Schedules shall correct or cure any warranty which was untrue when made, but shall enable the disclosure of subsequent facts or events to maintain the truthfulness of any warranty.

         5.12     Transaction Expenses of FIC and HUBCO.

                  (a) For planning purposes, FIC shall, within 15 days from the date hereof, provide HUBCO with its estimated budget of transaction-related expenses reasonably anticipated to be incurred by FIC or SNB in connection with the FIC Merger and Bank Merger and the transactions contemplated herein, including the fees and expenses of counsel, accountants, investment bankers and other professionals. FIC shall promptly notify HUBCO if or when it determines that it will expect to exceed its budget.

                  (b) After the execution of this Agreement, FIC shall advise HUBCO monthly of all out-of-pocket expenses which it or SNB has incurred in the prior month in connection with the transaction. FIC shall not pay any expense until after it has provided HUBCO in writing with a notice of the expense and will not pay any such expenses if HUBCO objects to the amounts as unreasonable.

                  (c) Neither FIC nor SNB shall pay or incur any expenses, including but not limited to legal fees, on behalf of its officers or directors in negotiating the terms of any employment, severance or compensation arrangements, including those for John J. Fedigan or Frank Zegar.

                  (d) The total transaction expenses incurred by SNB shall not exceed $50,000. FIC shall pay (i) any transaction expenses incurred by SNB in excess of $50,000 and (ii) 50% of any fees of Arthur Andersen & Co., LLP for determining the FIC Exchange Price. All such payments by FIC shall be made prior to calculating the Net Tangible Assets of FIC in order to determine the FIC Exchange Price.

         5.13     Indemnification.

                  (a) For a period of six years after the Effective Time, or in the case of Claims (as hereinafter defined) made prior to the end of such six-year period, until such Claims are finally resolved, HUBCO shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of FIC or serves or has served at the request of FIC in any capacity with any other person (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director, officer, employee or agent of FIC or serves or has served at the request of FIC in any capacity with any other person, in connection with, arising out of or relating to (i) any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against FIC or any of their respective affiliates, or by any former (but not any present) shareholder of FIC (each a "Claim" and collectively "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors of FIC or of any committee of FIC's Board of Directors, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, or (ii) the enforcement of the obligations of HUBCO set forth in this Section 5.13 in each case to the fullest extent permitted under any applicable law, FIC's certificate of incorporation or by-laws (and HUBCO shall also advance expenses as incurred to the fullest extent permitted under any thereof). Notwithstanding the foregoing, HUBCO shall not provide any indemnification or advance any expenses with respect to any Claim which relates to a personal benefit improperly paid or provided, or alleged to have been improperly paid or provided, to the Indemnitee, but HUBCO shall reimburse the Indemnitee for costs incurred by the Indemnitee with respect to such Claim when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the Indemnitee was not improperly paid or provided with the personal benefit alleged in the Claim.

                  (b) From and after the Effective Time, HUBCO shall assume and honor any obligation of FIC immediately prior to the Effective Time with respect to the Indemnification of the Indemnitees arising out of the Certificate of Incorporation or By-laws of FIC as if such obligations were pursuant to a contract or arrangement between HUBCO and such Indemnitees.

                  (c) In the event HUBCO or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall he made so that the successors and assigns of HUBCO assume the obligations set forth in this Section 5.13.

                  (d) HUBCO shall cause FIC's officers and directors to be covered under HUBCO's then current officers' and directors' liability insurance policy for a period of six years after the Effective Time, or, in the alternative, to be covered under an extension of FIC's and SNB's existing officers' and directors' liability insurance policy. However, HUBCO shall only be required to insure such persons upon terms and for coverages substantially similar to FIC's existing officers' and directors' liability insurance and if FIC has no coverage, then no coverage shall be required hereunder.

                  (e) Any Indemnitee wishing to claim indemnification under this
Section 5.13 shall promptly notify HUBCO upon learning of any such Claim, but the failure to so notify shall not relieve HUBCO of any liability it may have to such Indemnitee if such failure does not materially prejudice HUBCO. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.13 is applicable, (x) HUBCO shall have the right to assume the defense thereof and HUBCO shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if HUBCO elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between HUBCO and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and HUBCO shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that HUBCO shall be obligated pursuant to this Section 5.13 (e) to pay for only one firm of counsel for all Indemnities in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waived, and (y) the Indemnitees will cooperate in the defense of any such matter. HUBCO shall not be liable for settlement of any Claim hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this
Section 5.13, HUBCO shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

         CLOSING CONDITIONS

         6.1 Conditions to Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                  (a) Consummation of the Bank Merger. There shall occur simultaneously with the Closing hereunder a closing under the Bank Merger Agreement such that the Bank Merger shall be consummated immediately after the Effective Time hereunder.

                  (b) Approval of FIC Stockholders. This Agreement and the transactions contemplated hereby (including approval of the Employment Agreements by the requisite vote and with the disclosure required under Section 280G(b)(5) of the Code) shall have been approved by the requisite vote or consent of those stockholders of FIC entitled to vote thereon.

                  (c) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the FDIC, the Department, the OCC and the FRB) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of FIC and SNB, taken as a whole, to HUBCO. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Hart-Scott-Rodino waiting period if applicable) shall have expired.

                  (d) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which HUBCO or FIC determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

         6.2 Conditions to the Obligations of HUBCO Under this Agreement. The obligations of HUBCO under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties, Performance of Obligations of FIC and SNB. Except for those representations which are made as of a particular date, the representations and warranties of FIC contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. FIC shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the FIC Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the FIC Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the FIC Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

                  (b) Opinion of Counsel. HUBCO shall have received an opinion of counsel to FIC, dated the Closing Date, in form and substance reasonably satisfactory to HUBCO, covering the matters customarily covered in opinions of counsel in transactions of this type.

                  (c) Certificates. FIC shall have furnished HUBCO with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as HUBCO may reasonably request.

                  (d) No Parachute Payments. No payments under any severance agreement or any other plan or arrangement with FIC or SNB or the Bank or HUBCO will constitute an "excess parachute payment," as defined in Section 280G of the Code or regulations promulgated thereunder.

                  (e) Legal Fees. FIC shall have furnished HUBCO with letters from all attorneys representing FIC or to be paid by FIC in any matters certifying that all legal fees have been paid in full for services rendered as of the Effective Time.

                  (f) Merger-Related Expense. FIC shall have provided HUBCO with an accounting of all merger-related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date. The merger-related expenses of FIC shall be reasonable.

         6.3 Conditions to the Obligations of FIC Under this Agreement. The obligations of FIC under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of HUBCO. Except for those representations which are made as of a particular date, the representations and warranties of HUBCO contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. HUBCO shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the HUBCO Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the HUBCO Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the HUBCO Disclosure
Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

                  (b) Opinion of Counsel to HUBCO. FIC shall have received an opinion of counsel to HUBCO, dated the Closing Date, in form and substance reasonably satisfactory to FIC, covering the matters customarily covered in opinions of counsel in transactions of this type.

                  (c) Certificates. HUBCO shall have furnished FIC with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as FIC may reasonably request.

         TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of FIC:

                  (a)      by mutual written consent of the parties hereto;

                  (b) by HUBCO or FIC (i) if the Effective Time shall not have occurred on or prior to December 31, 1997 (the "Cut-Off Date"), unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, or
(ii) if a vote of the stockholders of FIC is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose;

                  (c) by HUBCO or FIC upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or Governmental Entity or by HUBCO upon written notice to FIC if any such application is approved with conditions which materially impair the value of FIC and SNB, taken as a whole, to HUBCO;

                  (d) by HUBCO if (i) there shall have occurred a material adverse change in the assets, or financial condition of FIC from that disclosed by FIC in its Financial Statement for the period ending June 30, 1997; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of FIC hereunder and such breach shall not have been remedied within 30 days after receipt by FIC of notice in writing from HUBCO to FIC specifying the nature of such breach and requesting that it be remedied;

                  (e) by FIC, if there was a material breach in any representation, warranty, covenant, agreement or obligation of HUBCO hereunder and such breach shall not have been remedied within 30 days after receipt by HUBCO of notice in writing from FIC specifying the nature of such breach and requesting that it be remedied;

                  (f) by HUBCO if the  conditions  set forth in Sections 6.1 and
6.2 are not  satisfied  and are not  capable of being  satisfied  by the Cut-Off
Date;

                  (g) by FIC if the conditions set forth in Sections 6.1 and 6.3 are not satisfied and are not capable of being satisfied by the Cut-Off Date.

         7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement by either HUBCO or FIC pursuant to Section 7.1, this Agreement (other than Section 5.5 (b), this Section 7.2 and Section 8.1) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

         7.3 Amendment. This Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of FIC but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the shareholders of FIC without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

         7.4 Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

         MISCELLANEOUS

         8.1      Expenses.

                  (a) Except as otherwise expressly stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses. Notwithstanding the foregoing, HUBCO may bear the expenses of the Bank and FIC may bear the expenses of SNB.

                  (b) Notwithstanding any provision in this Agreement to the contrary, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

         8.2 Survival. The respective representations, warranties, covenants and agreements of the parties to this Agreement shall not survive the Effective Time, but shall terminate as of the Effective Time, except for Article II, this
Section 8.2 and Sections 5.5(b), 5.8 and 5.13.

         8.3 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight courier or sent by registered or certified mail, postage prepaid, as follows:

                  (a)      If to HUBCO, to:

                           HUBCO, Inc.
                           1000 MacArthur Boulevard
                           Mahwah, New Jersey  07430
                           Attn.:   Kenneth T. Neilson, Chairman,
                                    President and Chief Executive Officer

                           Copy to:

                           1000 MacArthur Blvd.
                           Mahwah, New Jersey 07430
                           Attn.:  D. Lynn Van Borkulo-Nuzzo, Esq.

                           And a Copy to:

                           Pitney, Hardin, Kipp & Szuch
                           (Delivery) 200 Campus Drive
                           Florham Park, New Jersey
                           (Mail) P.O. Box 1945
                           Morristown, New Jersey 07962-1945
                           Attn.:  Ronald H. Janis, Esq.

                  (b)      If to FIC , to:

                           Fiduciary Investment Company of New Jersey
                           c/o Security National Bank & Trust Company of
                             New Jersey
                           30A Vreeland Road
                           Florham Park, New Jersey 07932
                           Attn.:  John J. Fedigan, Chairman

                           Copy to:

                           Shanley & Fisher, P.C.
                           131 Madison Avenue
                           Morristown, New Jersey 07962
                           Attn.:  John Kandravy, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date actually received.

         8.4 Parties in Interest; Assignability. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement except the Indemnities described in Section 5.13. This Agreement and the rights and obligations of the parties hereunder may not be assigned.

         8.5 Entire Agreement. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto, other than any confidentiality agreements entered into by the parties hereto.

         8.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         8.7 Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

         8.8 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         IN WITNESS WHEREOF, HUBCO, Newco and FIC have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                          HUBCO, INC.

        D. LYNN VAN BORKULO-NUZZO                KENNETH T. NEILSON
By:--------------------------------       By:---------------------------------
   D. Lynn Van Borkulo-Nuzzo, Executive      Kenneth T. Neilson, Chairman,
   Vice President and Corporate Secretary    President and Chief Executive
                                               Officer

ATTEST:                                          FIDUCIARY INVESTMENT COMPANY
                                                   OF NEW JERSEY

        LEE T. SMITH JR.                         JOHN J. FEDIGAN
By:---------------------------------      By:---------------------------------
    Lee T. Smith, Jr.  , Secretary           John J. Fedigan, Chairman


ATTEST:                                          FS ACQUISITION CORP.

       JOSEPH F. HURLEY                          D. LYNN VAN BORKULO-NUZZO
By:--------------------------------       By:---------------------------------
   Joseph F. Hurley, Asst. Secretary         D. Lynn VanBorkulo-Nuzzo, President

                          CERTIFICATE OF FIC DIRECTORS

         Reference is made to Agreement and Plan of Merger, dated as of August 27, 1997 (the "Agreement"), among HUBCO, Inc., FIC Investment Company of New Jersey and FS Acquisition Corporation. Capitalized terms used herein have the meanings given to them in the Agreement.

         Each of the following persons, being all of the directors of FIC agrees to vote or cause to be voted all shares of FIC Common Stock which are held by such person, or over which such person exercises full voting control in favor of the Merger and to cause FIC to vote in favor of the Bank Merger.

JOHN J. FEDIGAN
- ----------------------------------------------
John J. Fedigan

ROSS B. BURKE
- ----------------------------------------------
Ross B. Burke

FRANK A. ZEGAR
- ----------------------------------------------
Frank A. Zegar

H. MICHAEL BYRNES
- ----------------------------------------------
H. Michael Byrnes

LEE T. SMITH, JR.
- ----------------------------------------------
Lee T. Smith, Jr.

VICTOR A. VIGGIANO
- ----------------------------------------------
Victor A. Viggiano


Dated: September 3, 1997

                                    EXHIBIT A

                                FIC COMMON STOCK



                                              Authorized                Issued

Class A Common Stock - no par                      1,000                   445
Class B Common Stock - no par                     20,000                 2,448
Class C Non Voting Common Stock - no par          33,000                24,377
Class D Non Voting Common Stock - no par           1,000                   600
Class E Non Voting Common Stock - no par          15,000                 7,000
Class F Non Voting Common Stock - no par         120,000                59,488
                                                 -------                ------
                                                 190,000                94,358
                                                                        ======